EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 2, 2001 relating to the consolidated financial statements, which appears in the 2000 Annual Report to Shareholders of Southside Bancshares, Inc., which is incorporated by reference in Southside Bancshares Inc.'s Annual Report of Form 10-K for the year ended December 31, 2000.



/s/ PRICEWATERHOUSECOOPERS LLP
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PricewaterhouseCoopers LLP
Dallas, Texas
April 6, 2001